UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 7, 2023

Commission File Number: 1-14222

SUBURBAN PROPANE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	22-3410353
(State or Other Jurisdiction	(IRS Employer
of Incorporation)	Identification No.)

240 Route 10 West

Whippany, New Jersey 07981

(973) 887-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Units	SPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b), (c) On November 7, 2023, Suburban Propane Partners, L.P. (the “Partnership”) appointed Daniel S. Bloomstein, the Partnership’s Vice President and Controller, as the Partnership’s Chief Accounting Officer, effective immediately. Mr. Bloomstein will serve as the Partnership’s principal accounting officer and continue in his role as the Partnership’s Controller. Michael A. Kuglin, who has served as the Partnership’s Chief Financial Officer since 2014 and as its Chief Accounting Officer since 2009, will continue in his role as the Partnership’s Chief Financial Officer.

Mr. Bloomstein’s biographical information is set forth in the Partnership’s Annual Report on Form 10-K for the fiscal year ended September 24, 2022, filed with the Securities and Exchange Commission on November 23, 2022. Mr. Bloomstein has no family relationships with any supervisor, executive officer, or person nominated or chosen by the Partnership to become a supervisor or executive officer of the Partnership. Mr. Bloomstein is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 13, 2023	SUBURBAN PROPANE PARTNERS, L.P.

	By:	/s/ MICHAEL A. KUGLIN
	Name:	Michael A. Kuglin
	Title:	Chief Financial Officer